Exhibit 10.3

OMNIBUS AGREEMENT

AMONG

WILLIAMS ENERGY SERVICES, LLC

WILLIAMS ENERGY, LLC

WILLIAMS DISCOVERY PIPELINE LLC

WILLIAMS PARTNERS HOLDINGS LLC

WILLIAMS PARTNERS GP LLC

WILLIAMS PARTNERS L.P.

AND

WILLIAMS PARTNERS OPERATING LLC

OMNIBUS AGREEMENT

     THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date, among Williams Energy Services, LLC (“WES”), Williams Energy, LLC (“Williams Energy”), Williams Discovery Pipeline LLC (“Williams Discovery”), Williams Partners Holdings LLC (“Williams Holdings,” and with WES, Williams Energy and Williams Discovery, the “Williams Indemnitors”), Williams Partners GP LLC, a Delaware limited liability company (including any permitted successors and assigns under the MLP Agreement (as defined herein)), the “General Partner”), for itself and on behalf of the MLP in its capacity as general partner, Williams Partners L.P., a Delaware limited partnership (the “MLP”) and Williams Partners Operating LLC, a Delaware limited liability company (the “OLLC”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties”.

R E C I T A L S:

     The Parties desire by their execution of this Agreement to evidence their understanding, (i) as more fully set forth in Article II and Article III of this Agreement, with respect to certain indemnification and reimbursement obligations of the Parties, (ii) as more fully set forth in Article IV of this Agreement, with respect to the partial credit to be provided to the MLP with respect to general and administrative services provided by the Williams Entities (as defined herein) for and on behalf of the Partnership Group (as defined herein) and (iii) as more fully set forth in Article V of this Agreement, with respect to grants of intellectual property from the Licensors (as defined herein) to the Licensees (as defined herein).

     In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
Definitions

1.1 Definitions. (a) Capitalized terms used herein but not defined shall have the meanings given them in the MLP Agreement.

(b) As used in this Agreement, the following terms shall have the respective meanings set forth below:

          “Agreement” means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with the terms hereof.

          “Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (ii) the dissolution or liquidation of the Applicable Person; (iii) the

Williams Partners L.P.
Omnibus Agreement

consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving corporation or its parent and (b) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving corporation or its parent immediately after such transaction; and (iv) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (iii) above.

          “Closing Date” means the date of the closing of the initial public offering of common units representing limited partner interests in the MLP.

          “Common Unit” has the meaning given such term in the MLP Agreement.

          “Conflicts Committee” has the meaning given such term in the MLP Agreement.

          “Conway Plumes” has the meaning given such term in Section 2.1(b).

          “Covered Environmental Losses” means all environmental losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney’s and experts’ fees) of any and every kind or character, suffered or incurred by the Partnership Group by reason of or arising out of:

          (i) any violation or correction of violation of Environmental Laws; or

          (ii) any event or condition associated with ownership or operation of the Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at non-Asset locations) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial or corrective action or other plans required or necessary under Environmental Laws and (C) the cost and expense for any environmental or toxic tort pre-trial, trial or appellate legal or litigation support work; provided, in the case of clauses (A) and (B), such cost and expense shall not include the costs of and associated with project management and soil and ground water monitoring;

but only to the extent that such violation complained of under clause (i), or such events or conditions included in clause (ii), occurred before the Closing Date.

Williams Partners L.P.
Omnibus Agreement

          “Discovery” means, collectively, Discovery Producer Services LLC, a Delaware limited liability company, and its wholly owned subsidiary Discovery Gas Transportation LLC, a Delaware limited liability company.

          “Discovery Assets” means the assets owned by Discovery as of the Closing Date.

          “Environmental Laws” means all federal, state, and local laws, statutes, rules, regulations, orders, judgments and ordinances relating to protection of health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, the Marine Mammal Protection Act, the Endangered Species Act, the National Environmental Policy Act, and other environmental conservation and protection laws, each as amended through the Closing Date.

          “Environmental Policy” means that certain Pollution Legal Liability Select Clean-up Cost Cap Insurance Policy, Policy number PLCC 1959233, effective as of April 30, 2004, issued by American International Specialty Lines Ins. Co., as modified by the related declarations and endorsements attached thereto, and [held by] Mid-Continent Fractionation & Storage, LLC, as first named insured, pursuant to an assignment from WMNGL.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “General Partner” has the meaning given such term in the introduction to this Agreement.

          “Hazardous Substance” means (a) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as defined under the Comprehensive Environmental Response, Compensation and Liability Act and (b) oil as defined in the Oil Pollution Act of 1990, including without limitation petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel and other refined petroleum hydrocarbons.

          “Indemnified Party” means the Partnership Group or the Williams Entities, as the case may be, in their capacity as the parties entitled to indemnification in accordance with Article II.

          “Indemnifying Party” means either the Partnership Group or the Williams Indemnitors, as the case may be, in their capacity as the parties from whom indemnification may be required in accordance with Article II.

Williams Partners L.P.
Omnibus Agreement

          “KDHE” means the Kansas Department of Health and Environement.

          “Licensees” means, for purposes of Article V hereof, the Partnership Entities.

          “Licensors” means, for purposes of Article V hereof, [       ].

          “Losses” has the meaning given such term in Section 2.1(b).

          “Marks” means (i) all trademarks, tradenames, logos and/or service marks identified on Schedule I attached hereto and (ii) those trademarks, tradenames, service marks or logos associates with the Licensors’ Software or with the subject matter of other licenses granted hereunder.

          “MLP” has the meaning given such term in the introduction to this Agreement.

          “MLP Agreement” means the Amended and Restated Agreement of Limited Partnership of the MLP, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. An amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement only if it has received the approval that would be required pursuant to Section 6.6 hereof if such amendment or modification were an amendment or modification of this Agreement.

          “MLP Assets” means the assets owned by the entities contributed by the Williams Entities to the Partnership Group on or prior to the Closing Date; provided, the MLP Assets do not include the Discovery Assets.

          “MLP Pipeline Assets” has the meaning given such term in Section 2.2(a).

          “OLLC” has the meaning given such term in the introduction to this Agreement.

          “Organizational Documents” means certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, certificates of limited partnership or limited partnership agreements or other formation or governing documents of a particular entity.

          “Partnership Entities” means the General Partner and each member of the Partnership Group.

          “Partnership Group” means the MLP, the OLLC and any Subsidiary of the OLLC; provided, the Partnership Group does not include Discovery.

          “Person” means a corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

          “Software” means, with respect to the software programs identified on Schedule I attached hereto as such exist on the Closing Date, (i) the source code, the object code,

Williams Partners L.P.
Omnibus Agreement

any enhancements, upgrades, modifications and new versions, and (ii) any documentation and instructions.

          “Subsidiary” has the meaning given such term in the MLP Agreement.

          “[        ] AFE” means the AFE (approval for expenditure) [approved by the management committee of Discovery, as of [        ], 2005, with respect to the construction of a lateral expansion to connect certain producing wells in the [        ] prospect to the existing Discovery pipeline system].

          “Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of, or to appoint, members of the board of directors or other similar governing body of the Person.

          “WES” has the meaning given such term in the introduction to this Agreement.

          “Williams” means The Williams Companies, Inc., a Delaware corporation.

          “Williams Discovery” has the meaning given such term in the introduction to this Agreement.

          “Williams Energy” has the meaning given such term in the introduction to this Agreement.

          “Williams Entities” means Williams and any Person controlled by Williams, other than the Partnership Entities. For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

          “Williams Holdings” has the meaning given such term in the introduction to this Agreement.

          “Williams Indemnitors” has the meaning given such term in the introduction to this Agreement.

          “WMNGL” means Williams Midstream Natural Gas Liquids, Inc., a Delaware corporation.

ARTICLE II
Indemnification

     2.1 Environmental Indemnification.

          (a) Subject to the provisions of Section 2.4 and Section 2.5, the Williams Indemnitors shall indemnify, defend and hold harmless the Partnership Group from and against any Covered Environmental Losses relating to the MLP Assets and the Discovery

Williams Partners L.P.
Omnibus Agreement

Assets for a period of three (3) years from the Closing Date; provided, the Williams Indemnitors shall only be obligated to indemnify, defend and hold harmless the Partnership Group for forty percent (40.0%) of any Covered Environmental Losses associated with the Discovery Assets.

          (b) Without limiting the indemnity provided pursuant to Section 2.1(a), subject to the provisions of Section 2.4 and Section 2.5, the Williams Indemnitors shall also indemnify, defend and hold harmless the Partnership Group from and against any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney’s and experts’ fees) of any and every kind or character (collectively, “Losses”) suffered or incurred by the Partnership Group by reason of or arising out of:

          (i) the completion of the currently ongoing or scheduled remediation projects at the storage caverns in Conway, Kansas pursuant to consent orders issued by the Kansas Department of Health and Environment, as more fully described on Schedule II hereto (the “Conway Plumes”), excluding costs of and associated with project management and soil and groundwater monitoring relating thereto; provided, that the Williams Indemnitors shall have no indemnification obligation with respect to any matters insured against under the Environmental Policy;

          (ii) [the natural gas liquids and other hydrocarbons in localized groundwater resources around two abandoned storage caverns in Conway, Kansas not covered by the consent orders referred to in clause (i) above;]

          (iii) the repair and/or replacement costs directly associated with the Louisiana Department of Environmental Quality’s Notice of Potential Penalty issued for the flare at Discovery’s Paradis Gas Processing Plant in Paradis, St. Charles Parish, Louisiana; and

          (iv) the completion of the construction and maintenance of the Marsh Mitigation Project Phase II, related to the Louisiana Department of Natural Resources Coastal Management Division and the U.S. Army Corps of Engineers Permits granted on April 23, 1998, and which includes administratively approved wetland mitigation for 37.211 acres of marshland that was impacted by the April-October 1998 construction of the Discovery natural gas pipeline;

provided, however, that in the case of such events or conditions described in clauses (ii) and (iii) above, (x) such indemnification obligations shall survive for three (3) years from the Closing Date and (y) the Williams Indemnitors shall only be obligated to indemnify, defend and hold harmless the Partnership Group for forty percent (40.0%) of the Losses associated with such events or conditions.

          (c) The Partnership Group shall indemnify, defend and hold harmless the Williams Entities from and against (i) any Covered Environmental Losses relating to the

Williams Partners L.P.
Omnibus Agreement

MLP Assets regardless of whether such Covered Environmental Losses occurred before or after the Closing Date, except to the extent that any of the foregoing with respect to which the Partnership Group is entitled to indemnification from Williams as Covered Environmental Losses or otherwise under Section 2.1(a) or 2.1(b).

2.2 Indemnification for Certain Repair and Compliance Costs. Subject to the provisions of Section 2.4 and Section 2.5, the Williams Indemnitors shall also indemnify, defend and hold harmless the Partnership Group from and against any Losses suffered or incurred by the Partnership Group by reason of or arising out of:

          (a) the repair and/or replacement of the overburden along the Carbonate Trend natural gas pipeline as a result of erosion caused by Hurricane Ivan in 2004;

          (b) the compliance with the KDHE-required installation of wellhead control equipment and well meters associated with the following KDHE regulations, which pertain to underground liquified petroleum gas or hydrocarbon storage cavern/well permits: Kan. Admin. Regs. §§ 28-45a-1 to 28-45a-19 (2003) and Kan. Admin. Regs. §§ 28-45-2a to 28-45-30 (2003)) ; and

          (c) the repair and/or replacement costs associated with changing piping and flow processes, and the installation of a new separator tank as those costs are directly associated with the discontinuance of use of Discovery’s shared concrete storage tank which resides on Chevron/Texaco property adjacent to Discovery’s Paradis Processing Plant, in St. Charles Parish, Louisiana;

provided, however, that in the case of such events or conditions described in clause (c) above, the Williams Indemnitors shall only be obligated to indemnify, defend and hold harmless the Partnership Group for forty percent (40.0%) of the Losses associated with such events or conditions.

2.3 Additional Indemnification

          (a) Subject to the provisions of Section 2.4 and Section 2.5, the Williams Indemnitors shall indemnify, defend and hold harmless the Partnership Group from and against any Losses suffered or incurred by the Partnership Group by reason of or arising out of:

          (i) the failure of the Partnership Group to be the owner of such valid and indefeasible easement rights or fee ownership interests in and to the lands on which are located any pipeline or related equipment or asset conveyed, contributed or otherwise transferred (the “MLP Pipeline Assets”), as of the Closing Date, and such failure renders the Partnership Group unable to use or operate the MLP Pipeline Assets in substantially the same manner that the Pipeline Assets were used and operated by the Williams Entities immediately prior to the Closing Date;

Williams Partners L.P.
Omnibus Agreement

          (ii) the failure of the Partnership Group to have on the Closing Date any consent or governmental permit necessary to allow any such MLP Pipeline Assets referred to in clause (ii) of this Section 2.1 to cross the roads, waterways, railroads and other areas upon which any such Pipeline Assets are located as of the Closing Date, and such failure renders the Partnership Group unable to use or operate the MLP Pipeline Assets in substantially the same manner that the MLP Pipeline Assets were owned and operated by the Williams Entities immediately prior to the Closing Date; and

          (iii) all federal, state and local income tax liabilities attributable to the operation of the MLP Assets prior to the Closing Date, including any such income tax liabilities of the Williams Entities that may result from the consummation of the formation transactions for the Partnership Group, but excluding any federal, state and local income taxes reserved on the books of the Partnership Group as of the Closing Date;

provided, however, that, in the case of clauses (i) and (ii) above, such indemnification obligations shall survive for three (3) years from the Closing Date and, in the case of clause (iii) above, such indemnification obligations shall survive until sixty (60) days after the expiration of any applicable statute of limitations; and provided, further, that the indemnification obligations under clauses (i) and (ii) above do not include any pipeline or related equipment owned by Discovery.

          (b) In addition to and not in limitation of the indemnification provided under this Article II, the Partnership Group shall indemnify, defend, and hold harmless the Williams Entities from and against any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney’s and experts’ fees) of any and every kind or character, suffered or incurred by the Williams Entities by reason of or arising out of events and conditions associated with the operation of the MLP Assets and occurring on or after the Closing Date.

2.4 Limitations Regarding Indemnification. The aggregate liability of the Williams Indemnitors under Sections 2.1(a), 2.1(b) and 2.2 shall not exceed $12.5 million; provided, this amount shall be reduced by the amount with respect to which any Losses indemnified under such Sections are recoverable under the Environmental Policy. Furthermore, no claims may be made against the Williams Indemnitors for indemnification pursuant to Sections 2.1(a), 2.1(b) or 2.2 unless the aggregate dollar amount of such claims for indemnification exceed $250,000, after such time the Williams Indemnitors shall be liable for the full amount of such claims. Notwithstanding anything herein to the contrary, in no event shall the Williams Indemnitors have any indemnification obligations under this Agreement for claims made as a result of additions to or modifications of Environmental Laws promulgated after the Closing Date.

Williams Partners L.P.
Omnibus Agreement

2.5 Indemnification Procedures.

          (a) The Indemnified Party agrees that within a reasonable period of time after they become aware of facts giving rise to a claim for indemnification pursuant to this Article II, they will provide notice thereof in writing to the Indemnifying Party specifying the nature of and specific basis for such claim; provided, however, that the Indemnified Party shall not submit claims more frequently than once a calendar quarter.

          (b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in this Article II, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

          (c) The Indemnified Party agrees to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in Article II, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the names of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 2.5. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article II; provided, however, that the Indemnified Party may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party reasonably informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

          (d) In determining the amount of any loss, cost, damage or expense for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party

Williams Partners L.P.
Omnibus Agreement

as a result of such claim and (ii) all amounts recovered by the Indemnified Party under contractual indemnities from third Persons. The Partnership hereby agrees to use commercially reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities.

ARTICLE III
[     ] Reimbursement

3.1 General. The Williams Indemnitors hereby agrees to contribute to the MLP funds an aggregate amount equal to forty percent (40.0%) of the amount of the expenditures covered by the [           ] AFE that are actually incurred by Discovery. The Williams Indemnitors shall have no obligation to make any contribution to the MLP pursuant to this Section 3.1 until the three (3) business days following receipt by the Williams Indemnitors of written notice from the MLP that either (a) the MLP has received a written request from Discovery pursuant to Section 3.2 of the Discovery LLC Agmt. for the MLP to make a capital contribution to Discovery for the express purpose of funding all or a portion of the expenditures covered by the [           ] AFE or (b) Discovery has actually incurred all or a portion of the expenditures covered by the [           ] AFE and the; provided, the Williams Indemnitors shall not be required to make a contribution to the MLP in response to receipt of such notice more frequently than once each calendar quarter. Upon receipt of such notice, the Williams Indemnitors shall promptly contribute to the MLP funds in amount equal to forty percent (40.0%) of the amount of expenditures covered by the [           ] AFE specified in such notice.

ARTICLE IV
Partial Credit for General and Administrative Expenses

4.1 General. Pursuant to the MLP Agreement, the Partnership Group is required to reimburse the General Partner for, among other things, all general and administrative expenses incurred or payments made by the General Partner or another Williams Entity on behalf of the Partnership Group. Pursuant to this Article IV, the General Partner will provide an annual credit to the Partnership Group for a portion of the amount of such reimbursement obligation with respect to general and administrative expenses, with such credit to be [recognized and paid] ratably over the course of the Partnership’s fiscal year. The amount of the credit for general and administrative expenses to be provided by the General Partner in each fiscal year, or portion thereof, from the Closing Date shall be:

          (a) for the fiscal year ending December 31, 2005, the amount of the credit shall be $3.9 million times a fraction the number of which is the number of days from the Closing Date through December 31, 2005 and the denominator of which is 365;

          (b) for the fiscal year ending December 31, 2006, the amount of the credit shall be $3.2 million;

Williams Partners L.P.
Omnibus Agreement

          (c) for the fiscal year ending December 31, 2007, the amount of the credit shall be $2.4 million;

          (d) for the fiscal year ending December 31, 2008, the amount of the credit shall be $1.6 million; and

          (e) for the fiscal year ending December 31, 2009, the amount of this credit shall be $0.8 million.

After December 31, 2009, the Partnership Group shall not be entitled to receive any credit from the General Partner or any other Williams Entity relating to the Partnership Group’s reimbursement obligations under the MLP Agreement.

ARTICLE V
License Agreement

5.1 Grant of License.

          (a) Software. Subject to the terms and conditions herein, the Licensors hereby grant to each Licensee, and each Licensee hereby accepts, a non-exclusive, world-wide, non-transferable, royalty-free, perpetual license during the term of this Agreement on an “AS IS, WHERE IS” basis to use the Software solely for the internal use by each Licensee’s employees for the benefit of such Licensee, any Person directly or indirectly controlled by or under common control with such Licensee, but specifically excluding disclosure to any third parties including, without limitation, any customer of such Licensee.

          (b) Marks. Subject to the terms and conditions herein, Licensors hereby grant to Licensees the right and license to use the Marks solely in connection with the Licensees’ businesses and the services performed therewith within the United States during the term of this Agreement.

5.2 Restrictions on Software.

          (a) Each of the Licensees agrees that it shall not sublicense, license, disclose or otherwise make available any part of the Software to any person other than: (i) each of Licensees’ employees who is required to have access to the Software and (ii) each of Licensees’ consultants who is required to have access to the Software and who has executed a non-disclosure agreement containing obligations of confidence consistent with the restrictions set forth in this Agreement.

          (b) Each Licensee shall keep the Software in a secure environment and shall take reasonable commercial steps necessary to protect the Software, or any part thereof, from unauthorized disclosure or release.

Williams Partners L.P.
Omnibus Agreement

          (c) Each Licensee shall be entitled to create a sufficient number of copies of the Software for backup and archival purposes only provided that such Licensee reproduces and applies all copyright notices and any other proprietary rights notices that appear on the original copies supplied by Licensors. Licensees shall not be permitted to adapt, create derivative works of, translate, perform or display publicly, post or otherwise modify the Software.

          (d) Each of the Licensees agrees that it shall not use the Software for any development or analysis purposes whatsoever and that it shall not decompile or reverse engineer the Software.

          (e) Each Licensee acknowledges and agrees that Licensors shall own all intellectual property rights in and to the Software.

5.3 Restrictions on Marks. In order to ensure the quality of uses under the Marks, and to protect the goodwill of the Marks, Licensees agree as follows:

          (a) Licensees will only use the Marks in formats approved by Licensors and only in strict association with the Licensees’ businesses and the services performed therewith;

          (b) Prior to publishing any new format or appearance of the Marks or the advertising or promotional materials, Licensees shall first provide such format, appearance or materials to Licensors for its approval. If Licensors do not inform Licensees in writing within fourteen (14) days from the date of the receipt of such new format, appearance, or materials that such new format, appearance, or materials is acceptable, then such new format, appearance or materials shall be deemed to be unacceptable and disapproved by Licensors. Licensors may withhold approval of any proposed changes to the format, appearance or materials which Licensees propose to use in Licensors’ sole discretion; and

          (c) Licensees shall not use any other trademarks, service marks, trade names or logos in connection with the Marks or use the Marks or any trademark or service mark confusingly similar to the Marks after the termination of this Agreement. Licensors will not use the Marks in such a manner so as to impair the validity or enforceability or in any way disparage or dilute the Marks.

5.4 Ownership. Licensors shall own all right, title and interest, including all goodwill relating thereto, in and to the Marks, and all trademark rights embodied therein shall at all times be solely vested in Licensors. Licensors shall also own all right, title, and interest in and to the Software. Licensees have no right, title, interest or claim of ownership in the Marks or the Software, except for the licenses granted in this Agreement. All use of the Marks shall inure to the benefit of Licensors. Licensees agree that they will not attack the title of Licensors in and to the Marks or the Software.

Williams Partners L.P.
Omnibus Agreement

5.5 Confidentiality. The Licensees shall maintain in strictest confidence all confidential or nonpublic information or material disclosed by Licensors embodied in or reflected in the Software and in the materials supplied hereunder in connection with the license of the Marks, whether in writing or orally and whether or not marked as confidential. Such confidential information includes, but is not limited to, algorithms, inventions, ideas, processes, computer system architecture and design, operator interfaces, operational systems, technical information, technical specifications, training and instruction manuals, and the like. In furtherance of the foregoing confidentiality obligation, Licensees shall limit disclosure of such Software and other confidential information to those of their employees, contractors or agents having a need to access the Software and confidential information for the purpose of exercising rights granted hereunder.

5.6 Estoppel. Nothing in this Agreement shall be construed as conferring by implication, estoppel, or otherwise upon Licensees (a) any license or other right under the intellectual property rights of Licensors other than the license granted herein to the Software and Marks as set forth expressly herein or (b) any license rights other than those expressly granted herein.

5.7 Warranties; Disclaimers.

          (a) The Licensors represent and warrant that (i) they own and have the right to license the Software and the Marks licensed under this Agreement, (ii) the Software and the Marks do not infringe upon the rights of any third parties and (iii) the Software includes all software owned or licensed by Licensors that is necessary and sufficient to operate the Assets in the manner in which they are currently operated by the Licensors or their affiliates.

          (b) EXCEPT FOR THE WARRANTIES AND REPRESENTATIONS DESCRIBED IN SECTION 5.7(a), LICENSORS DISCLAIM ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SUBJECT MATTER HEREOF, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER THE PARTY KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING. THE SOFTWARE AND DOCUMENTATION LICENSED HEREUNDER IS LICENSED “AS IS” AND LICENSEES AGREE THAT THE SOFTWARE MAY HAVE BUGS AND THAT INTERRUPTIONS IN ITS OPERATION MAY OCCUR.

5.8 Indemnification.

          (a) Each Licensee shall jointly and severally, and to the fullest extent permitted by applicable law, defend, indemnify and hold harmless the Licensors and their

Williams Partners L.P.
Omnibus Agreement

respective successors and assigns authorized hereunder and any of their respective officers, directors, employees, agents and representatives from and against any and all claims, demands, damages, losses, costs and expenses arising out of or related in any way to this Article V to the extent such claims are attributable to such Licensee’s failure to comply with its obligations under this Article V or Licensee’s negligence or the negligence of Licensee’s employees, agents, subcontractors or other representatives regarding this Article V.

          (b) Each Licensor shall jointly and severally, and to the fullest extent permitted by applicable law, defend, indemnify and hold harmless the Licensees and their respective successors and assigns authorized hereunder and any of their respective officers, directors, employees, agents and representatives from and against any and all claims, demands, damages, losses, costs and expenses arising out of or related in any way to this Article V to the extent such claims are attributable to (i) Licensor’s failure to comply with its obligations under this Article V, (ii) any claim of infringement or ownership asserted by a third party as to the Software or Marks or (iii) Licensor’s negligence or the negligence of Licensor’s employees, agents, subcontractors or other representatives regarding this Article V.

5.9 Remedies and Enforcement. Each Licensee acknowledges and agrees that a breach by such Licensee of its obligations under this Article V would cause irreparable harm to the Licensors and that monetary damages would not be adequate to compensate the Licensors. Accordingly, each Licensee agrees that the Licensors shall be entitled to immediate equitable relief, including, without limitation, a temporary or permanent injunction, to prevent any threatened, likely or ongoing violation by such Licensee, without the necessity of posting bond or other security. The Licensors’ right to equitable relief shall be in addition to other rights and remedies available to the Licensors, for monetary damages or otherwise.

5.10 In the Event of Termination. In the event of such termination of this Agreement pursuant to Section 6.4 or otherwise, the Licensees’ right to utilize or possess the Software and the Marks licensed under this Agreement shall automatically cease, and:

          (a) Within 15 days after the termination of this Agreement, the Licensees shall (i) return to Licensors or destroy the original and all copies, in any form, of all Software and Inventions, or parts thereof, for which it has received a license hereunder and (ii) provide a certified affidavit executed by an officer of the Licensees to the effect that the destruction has been completed.

          (b) Concurrently with the termination of this Agreement, the Licensees shall (i) cease all use of the Marks and shall adopt new trademarks, service marks, and trade names that are not confusingly similar to the Marks and (ii) no later than [ninety (90)] days following the termination of this Agreement, the General Partner shall have caused each of the Partnership Entities to change its legal name so that there is no longer any reference therein to the name “Williams” or any variation, derivation or abbreviation thereof, and in connection therewith, the General Partner shall cause each such

Williams Partners L.P.
Omnibus Agreement

Partnership Entity to make all necessary filings of certificates with the Secretary of State of the State of Delaware and to otherwise amend its Organizational Documents by such date.

ARTICLE VI
Miscellaneous

6.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Texas.

6.2 Notice. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 6.2.

For notices to [Williams Energy Services, LLC; Williams Energy, LLC;
Williams Discovery Pipeline LLC, Williams Partners Holdings LLC] or
Williams Partners GP LLC:

One Williams Center
Tulsa, Oklahoma 74172
Phone: (918) 573-2000
Fax: (918) ___-___
Attention:

For notices to Williams Partners L.P. or Williams Partners
Operating LLC:

One Williams Center
Tulsa, Oklahoma 74172
Phone: (918) 573-2000
Fax: (918) ___-___
Attention:

Williams Partners L.P.
Omnibus Agreement

6.3 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

6.4 Termination. The provisions of Article III, Article IV and Article V of this Agreement shall terminate upon a Change of Control of the General Partner or the MLP.

6.5 Effect of Waiver or Consent. No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

6.6 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties; provided, however, that the MLP and the OLLC may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

6.7 Assignment; Third Party Beneficiaries. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties. Each of the Parties hereto specifically intends that each entity comprising the Williams Entities or the Partnership Group, as applicable, whether or not a Party to this Agreement, shall be entitled to assert rights and remedies hereunder as third-party beneficiaries hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to any such entity.

6.8 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

6.9 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

6.10 Gender, Parts, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

Williams Partners L.P.
Omnibus Agreement

6.11 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

6.12 Withholding or Granting of Consent. Each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

6.13 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

6.14 Negotiation of Rights of Williams, Limited Partners, Assignees, and Third Parties. The provisions of this Agreement are enforceable solely by the Parties, and no stockholder of Williams and no limited partner, member, assignee or other Person of the MLP or the OLLC shall have the right, separate and apart from Williams, the MLP or the OLLC, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

6.15 No Recourse Against Officers or Directors. For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer or director of any Williams Entity or any Partnership Entity.

Williams Partners L.P.
Omnibus Agreement

     IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

WILLIAMS ENERGY SERVICES, LLC
By:
Name
Title

WILLIAMS ENERGY, LLC
By:
Name
Title

WILLIAMS DISCOVERY PIPELINE LLC
By:
Name
Title

WILLIAMS PARTNERS HOLDINGS LLC
By:
Name
Title

WILLIAMS PARTNERS GP LLC
By:
Name
Title

Williams Partners L.P.
Omnibus Agreement

WILLIAMS PARTNERS L.P.
By:	Williams Partners GP LLC, its general partner

By:
Name
Title

WILLIAMS PARTNERS OPERATING LLC
By:	WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC, its general partner

By:
Name
Title

Williams Partners L.P.
Omnibus Agreement

Schedule I
Marks and Software

[to come]

Williams Partners L.P.
Omnibus Agreement

Schedule II
Conway Plumes

Remediation activities related to past releases at the Conway West Storage Facility as required by and described in the Kansas Department of Health and Environment Consent Order 92-E-274, dated September 13, 1993.

Remediation activities related to past releases at the Conway East Storage Facility as required by and described in the Kansas Department of Health and Environment Consent Order 94-E-0201, dated December 19, 1994.

Remediation activities related to past releases at the Mitchell Storage Facility as required by and described in the Kansas Department of Health and Environment Consent Order 96-E-0273, dated April 24, 1997.

Williams Partners L.P.
Omnibus Agreement